Exhibit 99.1

Press Release

For immediate release

Company contact: Larry C. Busnardo, Senior Director, Investor Relations, 303-312-8514

Bill Barrett Corporation Announces Upcoming Investor Events

DENVER – August 11, 2015 – Bill Barrett Corporation (the “Company”) (NYSE: BBG) announced today that the Company will participate in the following investor events:

•	August 17, 2015 – Chief Executive Officer and President, Scot Woodall, will present at EnerCom’s The Oil and Gas Conference at 4:00 p.m. MT. The event will be webcast and will be available on the Company’s website at www.billbarrettcorp.com. The presentation for this event will be posted prior to the market open on Monday, August 17, 2015.

•	September 10, 2015 – Chief Executive Officer and President, Scot Woodall, will present at the Barclays CEO Energy-Power Conference at 9:45 a.m. ET. The event will be webcast and will be available on the Company’s website at www.billbarrettcorp.com. The presentation for this event will be posted prior to the market open on Wednesday, September 9, 2015.

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, develops oil and natural gas in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.